                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement            [ ]  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          MEDICAL SCIENCE SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                         MEDICAL SCIENCE SYSTEMS, INC.
                      4400 MACARTHUR BOULEVARD, SUITE 980
                            NEWPORT BEACH, CA 92660

May 4, 1998

TO OUR STOCKHOLDERS:

     You are invited to attend the Annual Meeting of Stockholders of Medical Science Systems, Inc. (the "Company"), which will be held at 9:00 a.m. on June 9, 1998 at the Sheraton Hotel located at 4545 MacArthur Boulevard, Newport Beach, California 92660.

     At this important meeting, you will be asked to vote on the election of directors and the approval of an amendment to the 1996 Equity Incentive Plan. Your Board of Directors unanimously recommends to the stockholders of the Company that they vote FOR the nominees to the Board of Directors and FOR the amendment to the 1996 Equity Incentive Plan.

     Your vote is important to the Company. Whether or not you plan to attend the meeting, please return a completed proxy card in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          Paul J. White,
                                          President & CEO

                                      LOGO

                         MEDICAL SCIENCE SYSTEMS, INC.
                      4400 MACARTHUR BOULEVARD, SUITE 980
                            NEWPORT BEACH, CA 92660
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 9, 1998

     The Annual Meeting of the Stockholders of Medical Science Systems, Inc. (the "Company") will be held at 9:00 a.m. PDT on June 9, 1998, at the Sheraton Hotel located at 4545 MacArthur Boulevard, Newport Beach, California 92660, for the following purposes:

     1. To elect five directors of the Company. Management's nominees for election are:

          Paul J. White                     Kenneth S. Kornman
          Michael G. Newman          Thomas A. Moore
          Ronald A. LaRosa

     2. To approve an amendment to the 1996 Equity Incentive Plan to increase the number of shares of the Company's common stock authorized for issuance under such Plan by an additional 300,000 shares.

     3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Stockholders of record at the close of business on April 24, 1998 will receive this notice and are entitled to vote at the meeting.

     PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Michael G. Newman, Secretary

Dated: May 4, 1998

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                          MEDICAL SCIENCE SYSTEMS LOGO

                         MEDICAL SCIENCE SYSTEMS, INC.
                      4400 MACARTHUR BOULEVARD, SUITE 980
                            NEWPORT BEACH, CA 92660

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 9, 1998

     This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Medical Science Systems, Inc. ("MSS" or the "Company") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held on June 9, 1998, at 9:00 a.m., Pacific Daylight Time, at the Sheraton Hotel located at 4545 MacArthur Boulevard, Newport Beach, California 92660, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the Proxy were first mailed to stockholders on or about May 4, 1998. A copy of the Company's Annual Report to Stockholders for 1997 accompanies this Proxy Statement.

     The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Proxy and any additional soliciting material furnished to stockholders, will be borne by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons may be reimbursed for their expenses.

     The Company's principal executive offices are located at 4400 MacArthur Boulevard, Suite 980, Newport Beach, CA 92660.

                                 VOTING RIGHTS

     The close of business on April 24, 1998 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of that date, the Company had outstanding shares of Common Stock. All of the outstanding shares of Common Stock on the Record Date are entitled to vote at the Annual Meeting.

                             REVOCATION OF PROXIES

     Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive offices as set forth above an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with specifications on the enclosed proxy. If no such specifications are made, proxies will be voted FOR the election of the five nominees for director and FOR the amendment to the 1996 Equity Incentive Plan. Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy

Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                                 PROPOSAL NO. 1

                      NOMINATION AND ELECTION OF DIRECTORS

     Five directors are to be elected at the 1998 Annual Meeting, each to serve until the next annual meeting of stockholders and until his successor shall be elected and qualified, or until his earlier death, resignation or removal. The five candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

     If any nominee is not available for election (a contingency the Company does not now foresee) it is the intention of the Board of Directors to recommend the election of a substitute nominee, and proxies in the accompanying form will be voted for the election of any substitute nominee, unless authority to vote such proxies in the election of directors has been withheld. Unless you request on your proxy form that voting of your proxy be withheld for any one or more of the following nominees for director, your proxy will be voted for the election of the five nominees listed below.

INFORMATION WITH RESPECT TO NOMINEES

     The names of and certain information with respect to the persons nominated by the Board of Directors for election as directors are included below.

                 NAME                    AGE                   POSITION                    SINCE
                 ----                    ---                   --------                    -----
Paul J. White, J.D., L.L.M.(1).........  41     President, Chief Executive Officer and     1994
                                                Chairman of the Board of Directors
Kenneth S. Kornman, DDS, Ph.D. ........  50     Chief Scientific Officer and Director      1986
Michael G. Newman, DDS.................  50     Executive Vice President, Secretary and    1986
                                                Director
Thomas A. Moore(1,2)...................  47     Director                                   1997
Ronald A. LaRosa(1,2)..................  40     Director                                   1997

---------------
(1) Member of Compensation Committee.

(2) Member of Audit Committee.

Directors are elected to serve until the next annual meeting of shareholders. Directors serve without cash compensation or other remuneration, but may receive discretionary grants of stock options under the Company's stock option plans.

     Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

     Paul J. White, J.D., L.L.M. Mr. White joined the Company as President in 1994. Prior to joining the Company, Mr. White was managing partner of White & Resnick, Irvine, California, a mid-size law firm servicing emerging companies. Mr. White was a business and corporate attorney and consultant to emerging health care companies for 15 years. Mr. White holds a B.A. (History/Political Science) from State University of New York at Brockport, a J.D. from Southwestern University and an L.L.M. (Taxation) from the University of San Diego.

     Kenneth S. Kornman, D.D.S., Ph.D. Dr. Kornman is a co-founder, officer and director of the Company and currently serves as Chief Scientific Officer and Director. Prior to founding the Company in 1986, he was a Department Chair and Professor at The University of Texas Health Science Center at San Antonio. He has also been a consultant and scientific researcher for many of the major oral care and pharmaceutical companies. Dr. Kornman currently holds academic appointments at The University of Texas Health Science Center and Harvard University. Dr. Kornman holds six patents in the pharmaceutical area, has published two books and more than 100 articles and abstracts and has lectured and consulted worldwide on the transfer of technology to clinical practice. Dr. Kornman holds a B.A. in Economics from Duke University. He obtained a D.D.S. from Emory University. Dr. Kornman also holds an M.S. (Periodontics) and a Ph.D. (Microbiology) from the University of Michigan.

     Michael G. Newman, D.D.S. Dr. Newman is a co-founder, officer and director of the Company and currently serves as Executive Vice President, Secretary and Director. Prior to founding the Company in 1986, he was an adjunct Professor and former Director of the Periodontal Microbiology Laboratory at the University of California at Los Angeles (UCLA) and was president of the American Academy of Periodontology. Dr. Newman is currently a member of the American College of Dentists. Dr. Newman currently holds an academic appointment at UCLA. Dr. Newman has published more than 200 articles and abstracts and is the co-author of four books on microbiology, periodontitis and oral infections. Dr. Newman holds a B.A. and a D.D.S. from the University of California at Los Angeles.

     Thomas A. Moore. Mr. Moore became a director of the Company in 1997. Mr. Moore is the Chief Executive Officer and President of Nelson Communications Inc., one of the largest providers of health care marketing services in the United States. Prior to joining NCI as President in 1996, Mr. Moore was President of Procter & Gamble's $3 billion worldwide prescription and over-the-counter health care business and Group Vice President of the Procter & Gamble Company. He joined Procter & Gamble in 1973 and held positions of increasing responsibility in the company's cleaning products, beauty care, Richardson-Vicks and personal care divisions. He is Chairman of the American Health Foundation -- a non-profit organization that researched the nutritional and environmental factors in cancer and other diseases. Mr. Moore holds a B.A. (History) from Princeton University.

     Ronald A. LaRosa, M.B.A. Mr. LaRosa became a director of the Company in 1997, after completion of the public offering. Mr. LaRosa is the President and Chief Executive Officer of Delta Technical Coatings, Inc. ("Delta"), a privately-owned consumer product marketing company. Mr. LaRosa has been with Delta for over five years. Prior to joining Delta, Mr. LaRosa worked for over eleven years with various subsidiaries of The Mennon Company, a $600 million consumer products company. Mr. LaRosa's various job capacities included Vice President Finance, Controller, Director of Controls and Director International Finance. Mr. LaRosa is a member of both the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. Mr. LaRosa holds a B.S. (Accounting) and an M.B.A. (Finance) from Fairleigh Dickinson University.

     MEETINGS AND COMMITTEES OF THE COMPANY'S BOARD. During 1997, there were four (4) meetings of the Board of Directors of the Company. The Company has standing Audit and Compensation Committees, each of which met one (1) time in 1997. Each director attended or participated in at least 75% of the aggregate of
(i) the total number of Board meetings held during the 1997 fiscal year and (ii) the total number of meetings held during such year by each Committee on which he served. The Audit Committee, currently consisting of Messrs. Moore and LaRosa, recommends to the Board, subject to stockholder approval, the engagement of the independent auditors and reviews the independence of the auditors and the scope and results of the Company's procedures for the adequacy of its system of internal accounting controls.

     The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose salary and bonus for the 1997 fiscal year was in excess of $100,000, for services rendered in each of the fiscal years ended December 31, 1997, 1996 and 1995, respectively.

                                           ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                      ------------------------------   ---------------------------------
                                                                               AWARDS            PAYOUTS
                                                                       -----------------------   -------
                                                                       RESTRICTED   SECURITIES
                                                        OTHER ANNUAL     STOCK      UNDERLYING    LTIP      ALL OTHER
     NAME AND PRINCIPAL               SALARY    BONUS   COMPENSATION    AWARD(S)     OPTIONS/    PAYOUTS   COMPENSATION
          POSITION             YEAR     ($)      ($)        ($)           ($)        SARS (#)      ($)         ($)
     ------------------        ----   -------   -----   ------------   ----------   ----------   -------   ------------
Paul J. White................  1997   185,367    -0-       11,639**       -0-          -0-         -0-         -0-
CEO, President                 1996   138,332    -0-          -0-         -0-          -0-         -0-         -0-
                               1995   102,226    -0-          -0-         -0-          -0-         -0-         -0-
Kenneth S. Kornman...........  1997   166,408    -0-        8,720**       -0-          -0-         -0-         -0-
Chief Scientific               1996   154,886    -0-          -0-         -0-          -0-         -0-         -0-
Officer                        1995   103,735    -0-       23,797*        -0-          -0-         -0-         -0-
Michael G. Newman............  1997   188,283    -0-        8,720**       -0-          -0-         -0-         -0-
Executive Vice                 1996   141,695    -0-          -0-         -0-          -0-         -0-         -0-
President, Secretary           1995   121,536    -0-       23,797*        -0-          -0-         -0-         -0-
U. Spencer Allen.............  1997    41,703    -0-          -0-         -0-          -0-         -0-         -0-
Chief Financial                1996       -0-    -0-          -0-         -0-          -0-         -0-         -0-
Officer and Treasurer          1995       -0-    -0-          -0-         -0-          -0-         -0-         -0-
Jeanne Ambruster.............  1997    71,722    -0-          -0-         -0-          -0-         -0-         -0-
Vice President                 1996       -0-    -0-          -0-         -0-          -0-         -0-         -0-
                               1995       -0-    -0-          -0-         -0-          -0-         -0-         -0-

---------------
 * These amounts reflect contributions made to the Company's profit sharing plan.

** These amounts reflect car allowance and life insurance premiums.

     DIRECTOR COMPENSATION. Directors of the Company serve without cash compensation or other remuneration

     The following table provides information concerning each grant of options to purchase the Company's Common Stock made during the year ended December 31, 1997 to the Named Executive Officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                       NUMBER OF SECURITIES      PERCENT OF TOTAL
                            UNDERLYING             OPTIONS/SARS
                       OPTIONS/SARS GRANTED    GRANTED TO EMPLOYEES    EXERCISE OR BASE    EXPIRATION
        NAME                   (#)                IN FISCAL YEAR         PRICE($/SH)          DATE
        ----           --------------------    --------------------    ----------------    ----------
Paul J. White........         10,000                                        $4.07           12/31/06
                              15,000                    3.8%                $5.50            5/29/07
                              20,000*                                       $5.50           10/01/02
Kenneth S. Kornman...         10,000                                        $4.07           12/31/06
                              25,125                    5.3%                $5.50            5/29/07
                              20,000*                                       $5.50           10/01/02
Michael G. Newman....         10,000                                        $4.07           12/31/06
                              12,000                    3.3%                $5.50            5/29/07
                              20,000*                                       $5.50           10/01/02
U. Spencer Allen.....         50,000                                        $3.70            1/05/07
                              38,896                   13.5%                $5.00            5/29/07
                              10,000*                                       $5.50           10/01/02
Jeanne Ambruster.....         50,000                                        $3.70            2/09/07
                              16,500                   10.1%                $5.00            5/29/07
                              10,000*                                       $5.50           10/01/02

---------------
* Warrants purchased as part of a debt/warrant offering in 1997.

     The following table sets forth the number of stock options and stock appreciation rights exercised during the 1997 fiscal year by each of the Named Executive Officers and the year-end value of unexercised options, both vested and unvested.

                                                                                      VALUE OF
                                                                    NUMBER OF        UNEXERCISED
                                                                   UNEXERCISED      IN-THE-MONEY
                                                                  OPTIONS/SARS      OPTIONS/SARS
                                                                  AT FY-END(#)      AT FY-END($)
                             SHARES ACQUIRED    VALUE REALIZED    EXERCISABLE/      EXERCISABLE/
           NAME              ON EXERCISE(#)          ($)          UNEXERCISABLE     UNEXERCISABLE
           ----              ---------------    --------------    -------------    ---------------
Paul J. White..............        -0-               -0-             18,051/          $ 57,346/
                                                                      6,949           $ 18,554
Kenneth S. Kornman.........        -0-               -0-             28,176/          $ 90,556/
                                                                      6,949           $ 18,554
Michael G. Newman..........        -0-               -0-             15,051/          $ 47,506/
                                                                      6,949           $ 18,554
U. Spencer Allen...........        -0-               -0-             54,169/          $164,692/
                                                                     34,727           $ 84,387
Jeanne Ambruster...........        -0-               -0-             30,385/          $ 87,861/
                                                                     36,115           $ 87,759

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent stockholders for the 1997 fiscal year were fulfilled.

           EMPLOYMENT CONTRACTS AND CHANGE OF EMPLOYMENT ARRANGEMENTS

     In January, 1996, the Company entered into employment contracts with Mr. Paul J. White and Drs. Kenneth S. Kornman and Michael G. Newman. For the period from January, 1997 through July, 1997, Mr. White and Drs. Kornman and Newman each received an annual base salary of $200,000. For the period from August, 1997 through December, 1997, the annual base salary of Mr. White, the Chief Executive Officer and President, was reduced to $140,000. Mr. White's annual base salary for fiscal year 1998 was increased to $170,000. For the period from August, 1997 through December, 1997, the annual base salaries of Drs. Kornman and Newman were reduced to $135,000 each. Drs. Kornman's and Newman's annual base salary for fiscal year 1998 were increased to $165,000 each. Each of the employment contracts with Mr. White and Drs. Kornman and Newman has a five year term (beginning in January, 1996) which is automatically renewed for an additional twelve months unless six months prior written notice is given by either party. Each employment agreement provides for a $600 per month automobile allowance and a $100,000 life insurance policy.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is a current or former employee of the Company. No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. There is no family relationship between or among the Directors and Executive Officers.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of April 1, 1998, the Company has issued 5,540,895 shares of Common Stock to 529 holders of record. The following table sets forth certain information regarding the beneficial ownership of shares of the Company Common Stock as of April 1, 1998 by (i) each of the Company's directors and executive officers, (ii) each person who beneficially owns more than 5% of the outstanding shares of Common Stock, and (iii) all directors and officers of the Company as a group. Unless otherwise indicated, the shareholders listed below possess all the beneficial ownership and voting rights of the shares and may be reached at 4400 MacArthur Boulevard, Suite 980, Newport Beach 92660.

                                                         SHARES               PERCENTAGE
                      NAME                         BENEFICIALLY OWNED    BENEFICIALLY OWNED(1)
                      ----                         ------------------    ---------------------
Paul J. White(2).................................      1,063,723                 19.04%
Kenneth S. Kornman(3)............................      1,058,848                 18.92%
  100 N.E. Loop 410
  San Antonio, Texas
Michael G. Newman(4).............................      1,014,723                 18.18%
Thomas A. Moore(5)...............................        134,054                  2.42%
  41 Madison Avenue, Ste. 27
  New York, New York 10010
U. Spencer Allen(6)..............................         99,126                  1.77%
Jeanne Ambruster(7)..............................         66,500                  1.19%
  3100 N. West St., Bldg. A
  Flagstaff, Arizona 86004
Ronald A. LaRosa.................................          7,500                     *
  231 S. Francisco Place
  Anaheim Hills, California 92807
All Officers and Directors as a Group (7
  persons)(8)....................................      3,444,474                 58.82%

---------------
 *  Less than one percent.

(1) Percentage of ownership for each holder is based on 5,540,895 shares of Common Stock outstanding on April 1, 1998 together with applicable options and warrants for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes shares over which the holder has voting or investment power, subject to community property laws. Shares of Common Stock subject to options and warrants that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the option or warrants for computing such person's percentage, but are not treated as outstanding for computing the percentage of any other person.

(2) Mr. Paul J. White and Mrs. Suzette White, as trustees of the White Family Trust, have voting power over 958,723 of such shares. The White Family Trust was established for the benefit of members of the White family, including Mr. White. Includes 60,000 shares held in irrevocable trusts created for the benefit of the White's children. Mr. White disclaims beneficial ownership of such shares. Includes 25,000 shares issuable pursuant to options exercisable within 60 days of April 1, 1998, at exercise prices between $4.07 and $5.50 per share and 20,000 shares pursuant to warrants which are immediately exercisable at an exercise price of $5.50 per share.

(3) Includes 918,723 shares held in Rocklyn, Ltd., a Texas limited partnership created for the benefit of the Kornman family, including Mr. Kornman. Includes 35,125 shares issuable pursuant to options exercisable within 60 days of April 1, 1998, at exercise prices between $4.07 and $5.50 per share and 20,000 shares issuable pursuant to warrants which are immediately exercisable at an exercise price of $5.50 per share.

(4) Mr. Michael G. Newman and Mrs. Susan L. Newman, as trustees of the Newman Family Trust, have voting power over 776,723 of such shares. The Newman Family Trust was created for the benefit of the family of Michael G. Newman and Mrs. Susan L. Newman. Mr. and Mrs. Newman, as general partners of The Michael and Susan Newman Family L.P., a Delaware limited partnership, have voting power over 196,000 shares included therein. Mr. Newman disclaims beneficial ownership of such shares. Includes 22,000 shares issuable pursuant to options exercisable within 60 days of April 1, 1998, at exercise prices between $4.07 and $5.50 per share and 20,000 shares issuable pursuant to warrants which are immediately exercisable at an exercise price of $5.50 per share.

(5) Includes 35,000 shares issuable pursuant to options which are exercisable within 60 days of April 1, 1998, at exercise prices between $4.07 and $5.50 per share and 15,000 shares issuable pursuant to warrants which are immediately exercisable at an exercise price of $5.50 per share.

(6) Includes 300 shares held by Mr. Allen's spouse in which he disclaims any beneficial ownership and includes 88,896 shares issuable pursuant to options which are exercisable within 60 days of April 1, 1998, at exercise prices between $4.07 and $5.50 per share and 10,000 shares issuable pursuant to warrants which are immediately exercisable at an exercise price of $5.50 per share.

(7) Includes 56,500 shares issuable pursuant to options which are exercisable within 60 days of April 1, 1998, at exercise prices between $4.07 and $5.50 per share and 10,000 shares issuable pursuant to warrants which are immediately exercisable at an exercise price of $5.50 per share.

(8) Includes all shares deposited in trust by the officers and directors of the Company, in which shares such officers and directors disclaim any beneficial ownership interest.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2

            APPROVAL OF AMENDMENT TO THE 1996 EQUITY INCENTIVE PLAN

     The stockholders are being asked to approve an amendment to the 1996 Equity Incentive Plan (the "Plan"). The Company's Board of Directors and stockholders previously adopted and approved the Plan. On February 26, 1998, the Board of Directors authorized that the Plan be amended, subject to stockholder approval, to increase the number of shares reserved for issuance thereunder by 300,000 shares, bringing the total number of shares issuable under the Plan to 1,300,000 shares.

     At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 300,000 shares, bringing the total number of shares issuable under the Plan to 1,300,000 shares. The amendment to increase the number of shares issuable under the Plan will enable the Company to continue its policy of employee stock ownership as a means to attract and retain highly qualified personnel, to motivate high levels of performance and to recognize key employee accomplishments.

     STOCKHOLDER APPROVAL. The approval of the amendment to the Plan requires the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum).

1996 EQUITY INCENTIVE PLAN

     The Company's 1996 Equity Incentive Plan (the "Plan") was originally adopted by the Board of Directors and shareholders on June 28, 1996. The Plan is administered solely by the Compensation Committee (the "Committee") of the Board of Directors, which consists solely of non-employee Directors. The Committee has broad authority in administering an interpreting the Plan.

     The purpose of the Plan is to enable the Company to attract, retain and motivate employees by providing for or increasing their proprietary interests in the Company and, in the case of non-employee Directors, to attract such Directors and further align their interests with those of the Company's stockholders by providing for or increasing their proprietary interests in the Company. Under the Plan, officers, directors, employees, consultants and advisors of the Company are eligible to receive options to purchase Common Stock, stock appreciation rights or stock awards provided the grantee rendered bona fide services to the Company not in connection with the offer and sale of securities in a capital-raising transaction. The Company's Common Stock has no par value, and the closing price
of the Common Stock on the NASDAQ SmallCap Market on April   , 1998 was $
per share.

     The aggregate number of shares that may be issued pursuant to the grant of awards under the Plan was 1,000,000 subject to adjustment for certain circumstances such as a stock exchange reorganization, recapitalization, stock split, reverse stock split, stock dividend or other capital change or adjustment. At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 300,000 shares, bringing the total number of shares issuable under the Plan to 1,300,000 shares. The Board of Directors approved such amendment, subject to shareholder approval, on February 26, 1998.

AWARDS TO EMPLOYEES

     Options granted under the Plan may be options intended to qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options not intended to so qualify (the "Non-Qualified Stock Options" or "NQSOs"). Stock appreciation rights ("SARs"), restricted stock awards ("RSAs") and stock bonus awards ("SBAs") may also be granted to employees under the Plan. ISOs, NQSOs, SARs, RSAs and SBAs may collectively be referred to as "Awards."

     An Award to an employee may permit the employee to pay all or part of the purchase price of the shares issuable pursuant thereto, and/or to pay all or part of such employee's tax withholding obligation with respect to such issuance, by (i) delivering previously owned shares of capital stock of the Company or (ii) reducing the number of shares otherwise issuable pursuant to the Award. If an Award granted to an employee permitted the employee to pay for the shares issuable pursuant thereto with previously owned shares, the employee would be able to exercise the Award in successive transactions, known as pyramiding, to acquire a large number of shares with no more investment than the original shares granted pursuant to the Award.

     Upon the grant of an Award under the Plan, the person receiving the grant must enter into a written agreement with the Company that contains terms, provisions and conditions that are consistent with the Plan and have been determined from time to time by the Compensation Committee. ISOs and NQSOs granted under the Plan may not expire later than 10 years after the date of grant, except that an ISO granted to an individual owning (after the application of the family and other attribution rules of Section 424(b) of the Code), at the time the ISO was granted, more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries (a "10% Shareholder"), may not expire later than five years from the date the option is granted. The exercise price of an NQSO shall not be less than 85% of the Fair Market Value of the shares on the date of grant. The exercise price of an ISO shall not be less than 100% of the Fair Market Value of the shares on the date of grant or 110% of the Fair Market Value of the shares on the date of grant in the case of a 10% shareholder. The purchase price of shares sold pursuant to an RSA will be at least 85% of the Fair Market Value of the shares on the date of grant. The Plan currently provides that the maximum number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 750,000, subject to the amendment to be approved by the stockholders.

     An Award granted under the Plan to an employee may include a provision terminating the Award upon termination of employment under certain circumstances or accelerating the receipt of benefits upon the occurrence of specified events, such as change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction.

FEDERAL INCOME TAX TREATMENT FOR THE PLAN

     NQSOS AND SARS. There are no Federal income tax consequences to either the optionees or to the Company on the grant of a NQSO. On the exercise of a NQSO, the optionee has taxable ordinary income equal to the excess of fair market value of the Shares received on the exercise date over the option price of the Shares. The optionee's tax basis for the Shares acquired upon exercise of a NQSO is increased by the amount of such taxable income. The Company will be entitled to a Federal income tax deduction in an amount equal to such excess. Upon the sale of the Shares acquired by exercise of a NQSO, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such Shares. Similar tax consequences result for the Company upon the exercise of an SAR. An SAR results in ordinary compensation income to the recipient.

     ISOS. An optionee who receives an ISO will not be treated as receiving taxable income upon the grant of the option or upon the exercise of the option, provided the exercise occurs, in general, during employment or within three months after termination of employment. However, any appreciation in share value after the date of grant will be an item of tax preference at the time of exercise in determining liability for the alternative minimum tax. If stock acquired pursuant to an ISO is not sold or otherwise disposed of within two years from the date of grant of the option nor within one year after the date of exercise, any gain or loss resulting from disposition of the stock will be treated as long-term capital gain or loss. If stock acquired upon exercise of an ISO is disposed of prior to the expiration of such holding periods (a "disqualifying disposition"), the optionee will realize ordinary income in the year of such disposition in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price or, if less, the excess of the amount realized on the disqualifying disposition over the exercise price. Any remaining gain will be taxed at capital gains rates.

     The Company will not be entitled to any deduction as a result of the grant or exercise of an ISO, or on a later disposition of the stock received, except that in the event of a disqualifying disposition the Company will be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

     RSAS AND BSAS. The Company may grant RSAs and/or BSAs at a discount from their fair market value at grant. The recipient will recognize compensation income (and the Company will be entitled to a deduction for compensation) at the time that the restrictions, if any, lapse in the amount of the difference between the price that the recipient paid and the then fair market value. Recipients may, within 30 days of receipt of RSAs, elect to limit the amount of compensation by including in income the difference between the fair market value at the time of grant and the amount paid. Any subsequent gain over the value at the time of grant would be capital gain for the recipient and would not be deductible by the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE PLAN.

                            STOCKHOLDERS' PROPOSALS

     In order to be considered for inclusion in the proxy statement and proxy relating to that meeting, proposals of stockholders or nominations of directors that are intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company no later than 80 days prior to the date of the Annual Meeting; provided, however, if the Company does not publicly announce the date of its annual meeting at least 90 days prior to the meeting, any proposal or nomination must be received within ten days after the public announcement. Proposals and nominations must comply with the requirements established in Article II, Sections 8 and 9, respectively, of the Bylaws.

                                 OTHER MATTERS

     The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter is properly brought before the meeting, the persons named in the accompanying form of Proxy will vote thereon in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Paul J. White, Chairman

                                     PROXY

                         MEDICAL SCIENCE SYSTEMS, INC.
                 ANNUAL MEETING OF STOCKHOLDERS -- JUNE 9, 1998

    The undersigned stockholder(s) of Medical Science Systems, Inc. (the "Company") hereby appoints Paul J. White and U. Spencer Allen, and severally, as proxies, with full power of substitution, to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Sheraton Hotel located at 4545 MacArthur Boulevard, Newport Beach, California 92660, on June 9, 1998, at 9:00 a.m. PDT time, as instructed on the reverse, and upon all matters which may properly be considered at such meeting or any adjournment thereof.

ITEM 1: ELECTION OF DIRECTORS

                                                        [ ]        [ ] WITHHELD
                                                        FOR         AUTHORITY
        Paul J. White            Kenneth S. Kornman
        Michael G. Newman        Thomas A. Moore
        Ronald LaRosa

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.
                                                   (Continued on the other side)

ITEM 2: AMENDMENT OF THE COMPANY'S 1996 EQUITY INCENTIVE PLAN
                                       [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

ITEM 3: To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof; all as more particularly described in the Proxy Statement dated May 4, 1998, relating to such meeting, receipt of which is hereby acknowledged.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposal 2.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE

                                       I PLAN TO ATTEND MEETING [ ]

                                       Dated:
                                       -----------------------------------------

                                       -----------------------------------------
                                                     Signature(s)

                                       Note: Please sign as name appears hereon.
                                       Joint owners must each sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such.